Exhibit 10.6

SECOND AMENDMENT TO GUARANTY AGREEMENT

THIS SECOND AMENDMENT TO GUARANTY AGREEMENT (the “Amendment to Guaranty”) is made as of March 15, 2010, PURE EARTH, INC., a Delaware corporation (the “Guarantor”), in favor of SUSQUEHANNA BANK, a Pennsylvania chartered bank (the “Bank”) to secure the obligations of PURE EARTH RECYCLING (NJ), INC.  (formerly named MIDATLANTIC RECYCLING TECHNOLOGIES, INC.), a Delaware corporation with a principal office at 3137 Chammings Court, Vineland, NJ 08360, and REZULTZ, INCORPORATED,  a New Jersey corporation with a principal office at 3209 North Mill Rd., Vineland, NJ 08360, with joint and several liability (each individually and collectively a “Borrower”).

GUARANTY AGREEMENT:  The Guarantor executed and delivered to Bank a Guaranty Agreement (the “Guaranty”), dated November 12, 2008, and a First Amendment to Guaranty Agreement (the First Amendment”), dated as of November 16, 2009, both of which unconditionally guaranteed the Obligations (as defined in the Guaranty) of the Borrower to the Bank.

MERGER:  As of December 31, 2009, PURE EARTH TREATMENT (NJ), INC.  executed and filed a Certificate of Merger with the State of Delaware, merging into PURE EARTH RECYCLING (NJ), INC., retaining the name PURE EARTH RECYCLING (NJ), INC. As of that same date, it also executed and filed a Certificate of Merger with the State of New Jersey to evidence the merger.  As of that same date, it also executed and filed a filing with the State of Kentucky to evidence the merger.

AMENDMENT TO TERM LOAN AGREEMENT, TERM LOAN NOTE AND OTHER LOAN DOCUMENTS: In conjunction with this Amendment to Guaranty, the Borrowers have executed and delivered a Second Amendment to Term Loan Agreement, a Second Amendment to Term Loan Note, and amendments to other Loan Documents (as defined in the Term Loan Agreement), dated as of even date herewith.

CONTINUING EFFECT: All of the terms and conditions contained under the Guaranty shall continue to be fully effective, except to the extent that any of them are expressly modified by this Amendment to Guaranty.

MISCELLANEOUS PROVISIONS.

A.           The inapplicability or unenforceability of any provision of this Amendment to Guaranty shall not limit or impair the operation or validity of any other provision of this Amendment to Guaranty.

B.           The captions herein are for convenience and reference only and in no way define, limit, or describe the scope or intent of this Amendment to Guaranty or affect any of the terms or provisions hereof; and

C.           This Amendment to Guaranty shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Guaranty the day and year first above written.

BANK:

SUSQUEHANNA BANK

By:	/s/ Hugh J. Arbuthnot	(SEAL)
Hugh J. Arbuthnot, Commercial Relationship Manager

GUARANTOR:

PURE EARTH, INC.

By:	/s/ Brent Kopenhaver	(SEAL)
Brent Kopenhaver, Executive Vice President,
Chairman and Chief Financial Officer